Exhibit 10.20

SNOWFLAKE INC.
COMMON STOCK PURCHASE AGREEMENT
September 5, 2020

TABLE OF CONTENTS
Page

1.	Purchase and Sale of Stock		1
	1.1	Sale and Issuance of Common Stock	1
	1.2	Closing	1

2.	Registration Rights.		1

3.	Representations and Warranties of the Company		1
	3.1	Organization, Good Standing and Qualification	1
	3.2	Authorization	2
	3.3	Valid Issuance of Common Stock	2
	3.4	Compliance with Other Instruments	2
	3.5	Description of Capital Stock	2
	3.6	Registration Statement	3
	3.7	Brokers or Finders	3
	3.8	Private Placement	3

4.	Representations, Warranties and Covenants of the Investor		3
	4.1	Organization, Good Standing and Qualification	3
	4.2	Authorization	3
	4.3	Purchase Entirely for Own Account	4
	4.4	Disclosure of Information	4
	4.5	Investment Experience	4
	4.6	Accredited Investor	4
	4.7	Brokers or Finders	4
	4.8	Restricted Securities	4
	4.9	Legends	5
	4.10	Market Stand-Off Agreement; Lock-Up Agreement	5
	4.11	Standstill.	5
	4.12	Regulatory Approvals	6

5.	Conditions of the Investor’s Obligations at Closing		7
	5.1	Representations and Warranties	7
	5.2	Public Offering Shares	8
	5.3	Rights Agreement Amendment	8
	5.4	Absence of Injunctions, Decrees, Etc	8
	5.5	Governmental Approvals	8

6.	Conditions of the Company’s Obligations at Closing		8
	6.1	Representations, Warranties and Covenants	8
	6.2	Public Offering Shares	8
	6.3	Absence of Injunctions, Decrees, Etc	8
	6.4	Governmental Approvals.	8
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7.	Termination		9

8.	Miscellaneous		9
	8.1	Publicity	9
	8.2	Survival of Warranties	9
	8.3	Successors and Assigns	9
	8.4	Governing Law	9
	8.5	Counterparts	9
	8.6	Notices	9
	8.7	Brokers or Finders	10
	8.8	Amendments and Waivers	10
	8.9	Severability	10
	8.10	Corporate Securities Law	11
	8.11	Entire Agreement	11
	8.12	Specific Performance	11
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SNOWFLAKE INC.
COMMON STOCK PURCHASE AGREEMENT
THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of September 5, 2020, by and among Snowflake Inc., a Delaware corporation (the “Company”), Salesforce Ventures LLC, a Delaware limited liability company (the “Investor”), and salesforce.com, inc., a Delaware corporation (the “Parent”).
THE PARTIES HEREBY AGREE AS FOLLOWS:
1.Purchase and Sale of Stock.
1.1Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase from the Company, and the Company agrees to sell and issue to the Investor, the Shares (as defined below) at a price per share equal to the per share initial public offering price (before underwriting discounts and expenses) in the Qualified IPO (as defined below) (the “IPO Price”). “Shares” shall mean the number of shares of Class A Common Stock of the Company (the “Common Stock”), equal to $250,000,000.00 divided by the IPO Price, rounded down to the nearest whole share (with the total purchase price correspondingly reduced for such fractional share amount). “Qualified IPO” shall mean the issuance and sale of shares of the Common Stock by the Company, pursuant to an Underwriting Agreement to be entered into by and among the Company and certain underwriters (the “Underwriters”), in connection with the Company’s initial public offering pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-248280) (the “Registration Statement”) and/or any related registration statements (the “Underwriting Agreement”).
1.2Closing. The purchase and sale of the Shares shall take place at the location and at the time immediately subsequent to the closing of the Qualified IPO (which time and place are designated as the “Closing”). At the Closing, the Investor shall make payment of the purchase price of the Shares by wire transfer in immediately available funds to the account specified by the Company against delivery to the Investor of the Shares registered in the name of the Investor, which Shares shall be uncertificated shares.
2.Registration Rights. At the Closing, in connection with the purchase of the Shares, the Company’s Amended and Restated Investors Rights Agreement, dated February 7, 2020, by and among the Company and the stockholders of the Company listed thereto (the “Existing Rights Agreement”), shall, pursuant to Section 5.5 of the Existing Rights Agreement, be amended, in substantially the form attached hereto as Exhibit A (the “Rights Agreement Amendment” and, together with the Existing Rights Agreement, the “Rights Agreement”).
3.Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor and the Parent that as of the date hereof and as of the date of the Closing:
3.1Organization, Good Standing and Qualification.
(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b)The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except where the failure to so qualify or be in good standing would not be material and adverse to the Company.
3.2Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and, subject to obtaining the requisite stockholder approval for the Rights Agreement Amendment, the Rights Agreement Amendment, the performance of all obligations of the Company under this Agreement and the Rights Agreement Amendment, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes and as of the Closing the Rights Agreement Amendment shall constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.
3.3Valid Issuance of Common Stock. The Shares being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws or as contemplated hereby or by the Rights Agreement.
3.4Compliance with Other Instruments.
(a)The Company is not in violation or default of any provision of its Amended and Restated Certificate of Incorporation, or Amended and Restated Bylaws.
(b)Except as would not be material to the Company, the Company is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement and the Rights Agreement Amendment, and the consummation of the transactions contemplated by this Agreement and the Rights Agreement Amendment will not result in any material violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.
(c)The Company hereby represents, warrants and covenants to Investor and Parent that, immediately following the Closing, the Shares will not represent more than 3% of the outstanding voting power of the Company.
3.5Description of Capital Stock. As of the date of the Closing, the statements set forth in the Pricing Prospectus (as defined in the Underwriting Agreement) and Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, are accurate, complete and fair in all material respects.
3.6Registration Statement. To the Company’s knowledge, the Registration Statement as presently filed with United States Securities and Exchange Commission (the “SEC”), and any amendment thereto, including any information deemed to be included therein pursuant to the rules and regulations of the SEC promulgated under the Securities Act of 1933, as amended (the “Securities Act”), complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of amendments filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
3.7Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Investor or the Parent will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.
3.8Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investor and the Parent set forth in Section 4 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under this Agreement.
4.Representations, Warranties and Covenants of the Investor and the Parent. Each of the Investor and the Parent, on behalf of itself and as applicable, hereby represents and warrants that as of the date hereof and as of the date of the Closing:
4.1Organization, Good Standing and Qualification. The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
4.2Authorization. The Investor has full power and authority to enter into this Agreement and the Rights Agreement, and each such agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws. The Parent has full power and authority to enter into this Agreement, which constitutes a valid and legally binding obligation of the Parent, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
4.3Purchase Entirely for Own Account. By the Investor’s execution of this Agreement, the Investor hereby confirms, that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.
4.4Disclosure of Information. The Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investor to rely thereon.
4.5Investment Experience. The Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Investor also represents it has not been organized for the purpose of acquiring the Shares.
4.6Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.
4.7Brokers or Finders. The Investor and the Parent have not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by the Investor or the Parent, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the sale of the Shares contemplated by this Agreement.
4.8Restricted Securities. The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.9Legends. The Investor understands that the Shares may bear one or all of the following legends:
(a)“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”
(b)“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A 365 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. AS A RESULT OF SUCH AGREEMENT, THESE SECURITIES MAY NOT BE TRADED PRIOR TO 365 DAYS AFTER THE EFFECTIVE DATE OF ANY PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.”
(c)Any legend required by applicable state “blue sky” securities laws, rules and regulations.
4.10Market Stand-Off Agreement; Lock-Up Agreement. The Investor hereby agrees that it shall not sell or otherwise transfer or dispose of the Shares, other than to donees, partners or Affiliates (as defined below) of the Investor who agree to be similarly bound, for up to 365 days following the effective date of the Qualified IPO. In order to enforce this covenant, the Company shall have the right to place restrictive legends on the book-entry accounts representing the Shares and to impose stop transfer instructions with respect to the Shares until the end of such period. The provisions of this Section 4.10 shall not apply to shares acquired in market purchases (subject to Section 4.11) following the Qualified IPO, unless otherwise required by the underwriters of securities of the Company. In addition, the Investor hereby confirms that it has executed and delivered to the Underwriters the lock-up agreement provided by the Company (the “Lock-Up Agreement”). The Lock-Up Agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect, including with respect to the Shares. For purposes of this Agreement, the term “Affiliates” means any individual or entity that directly or indirectly controls, is controlled by, or is under common control with the individual or entity in question.
4.11Standstill. Unless approved in advance in writing by the board of directors of the Company, the Investor and the Parent agree that, neither they nor any of their Representatives (as defined below) acting on behalf of or in concert with the Investor or the Parent will, until 365 days following the effective date of the Qualified IPO (“Standstill Expiration”), directly or indirectly:
(a)Make any statement or proposal to any of the Company’s directors, officers, attorneys, or financial advisors or any persons known to the Investor or the Parent to be one of the Company’s stockholders (other than a private communication with one or more members of the board of directors or executive officers of the Company) regarding, or make any public announcement, proposal, or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Securities Exchange Act of 1934, as amended) with respect to, or otherwise solicit, seek, or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media) (i) any business combination, merger, tender offer, exchange offer, or similar transaction involving the Company or any of its subsidiaries, including any restructuring, recapitalization, liquidation, or similar transaction undertaken in connection with any of the foregoing, (ii) any acquisition of any of the Company’s loans, debt securities, equity securities or assets, or rights or options to acquire interests in any of the Company’s loans, debt securities, equity securities, or assets, other than (A) equity securities acquired from the Company in exchange for equity securities of the Company currently held by the Investor (subject to any agreement restricting such exchange entered into by Investor or Parent) and (B) the acquisition of the Shares as contemplated by this Agreement, (iii) any proposal to seek representation on the board of directors of the Company or otherwise seek to control or influence the management, board of directors, or policies of the Company, or (iv) any proposal, arrangement, or other statement that is inconsistent with the terms of this Agreement, including this Section 4.11;
(b)acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any loans, debt securities, equity securities, or assets of the Company or any of its subsidiaries, or rights or options to acquire interest in any of the Company’s loans, debt securities, equity securities, or assets, other than (i) equity securities acquired from the Company in exchange for equity securities of the Company currently held by the Investor (subject to any agreement restricting such exchange entered into by Investor or Parent), the Parent, any of the direct and indirect subsidiaries of the Parent and the Investor or any of such officers and (ii) the acquisition of the Shares as contemplated by this Agreement.
(c)instigate, encourage, or assist any third party (including forming a “group” with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in Section 4.11(a) or Section 4.11(b); or
(d)take any action that would reasonably be expected to require the Company or any of its Affiliates to make a public announcement regarding any of the actions set forth in Section 4.11(a) or Section 4.11(b).
For purposes of this Section 4.11, the term “Representatives” means the direct and indirect subsidiaries of Parent or the Investor, the directors of Parent, the officers of Parent, the officers or managers (as such term is used in § 18-402 of the Delaware Limited Liability Company Act) of the Investor, and all agents acting at the direction of an officer or director of Parent, or an officer or manager of the Investor, including, without limitation, attorneys, financial advisors, and accountants.
4.12Regulatory Approvals
(a)Subject to the terms hereof, including Section 4.12(b), the Investor, Parent and the Company shall, and shall cause each of their respective subsidiaries to, cooperate and to use their respective commercially reasonable efforts to cause the waiting period for the Notification and Report Form filed on August 10, 2020 pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), to expire or be terminated, and to respond as promptly as reasonably practicable to any government requests for information pursuant to the HSR Act. Each party hereto shall (i) give the other party prompt notice of any material request, inquiry, objection, charge or other Action, actual or threatened, by or before any Governmental Entity with respect to the transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such material request, inquiry, objection, charge or other action, suit, proceeding, claim, arbitration or investigation (collectively, “Action”), (iii) promptly inform the other party of any material communication to or from any Governmental Entity regarding the transactions contemplated by this Agreement and (iv) permit the other party to review in advance, and consider in good faith any comments made by the other party in relation to, any proposed substantive communication by such party to any Governmental Entity relating to such matters. The parties hereto will (A) use their commercially reasonable efforts to resolve any such request, inquiry, objection, charge or other action so as to permit consummation of the transactions contemplated by this Agreement, and (B) consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other party in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with the transactions contemplated by this Agreement. Such cooperation shall include consulting with each other in advance of any meeting or substantive communication with any Governmental Entity and, to the extent permitted by law or such applicable Governmental Entity, providing each other the opportunity to participate in such meetings and other substantive conversations.
(b)Notwithstanding anything to the contrary in this Agreement, none of the Investor, Parent, the Company, or any of their respective subsidiaries shall be required to (i) respond to a Second Request, (ii) contest, administratively or in court, any ruling, order or other action of the Federal Trade Commission (“FTC”) or the United States Department of Justice (“DOJ”) or any third party respecting the transactions contemplated hereby, or (iii) become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (A) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Investor, Parent or any of their respective subsidiaries, (B) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Investor, Parent or any of their respective subsidiaries in any manner or (C) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Investor, Parent or any of their respective subsidiaries.
For purposes of this Agreement, “Governmental Entity” means any foreign or domestic governmental authority, including any supranational, national, federal, territorial, state, commonwealth, province, territory, county, municipality, district, local governmental jurisdiction of any nature or any other governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental department, division, agency, bureau, office, branch, court, arbitrator, commission, tribunal or other governmental instrumentality and any national or international stock exchange) or any political or other subdivision or part of any of the foregoing.
Notwithstanding anything to the contrary, nothing in this Section 4.12 shall be deemed to require the Company or any of its subsidiaries to (1) delay, postpone, or otherwise alter the timing for or other plans or activities relating to the Qualified IPO or (2) file, or take or agree to take any action that would require the filing of, any amendment to its Registration Statement with the SEC.
5.Conditions of the Investor’s Obligations at Closing. The obligations of the Investor under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.
5.1Representations and Warranties. The representations and warranties of the Company contained in Sections 3.1(b), 3.4(b), 3.7 and 3.8 shall be true on and as of the Closing, except as would not reasonably be expected to have a material adverse effect on the Company. The representations and warranties of the Company contained in Sections 3.1(a), 3.2, 3.3, 3.4(a), and 3.5. shall be true on and as of the Closing.
5.2Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement.
5.3Rights Agreement Amendment. The Rights Agreement Amendment shall have been executed and delivered by the Company and the other parties to the Existing Rights Agreement sufficient to amend the Existing Rights Agreement pursuant to Section 5.5 thereof.
5.4Absence of Injunctions, Decrees, Etc. During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.
5.5Governmental Approvals. The Company, Parent and the Investor shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the transactions contemplated by this Agreement. All applicable waiting periods under the HSR Act or applicable foreign antitrust laws shall have expired or early termination of such waiting periods shall have been granted by both the FTC and the DOJ (or, with respect to foreign antitrust laws, the applicable foreign Governmental Entity).
6.Conditions of the Company’s Obligations at Closing. The obligations of the Company under subsection 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions.
6.1Representations, Warranties and Covenants. The representations, warranties and covenants of the Investor and the Parent contained in Section 4 shall be true on and as of the Closing.
6.2Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and Underwriting Agreement, with an aggregate initial offering price to the public (before underwriting discount and commissions) of at least $2,000,000,000.
6.3Absence of Injunctions, Decrees, Etc. During this period from the date of this Agreement to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.
6.4Governmental Approvals. The Company, Parent and the Investor shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the transactions contemplated by this Agreement. All applicable waiting periods under the HSR Act or applicable foreign antitrust laws shall have expired or early termination of such waiting periods shall have been granted by both the FTC and the DOJ (or, with respect to foreign antitrust laws, the applicable foreign Governmental Entity).

7.Termination. This Agreement shall terminate (a) at any time upon the written consent of the Company, the Investor and the Parent, (b) upon the withdrawal by the Company of the Registration Statement, or (c) on October 31, 2020 if the Closing has not occurred.
8.Miscellaneous.
8.1Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Investor has made or proposes to make an investment in the Company, except as may be required by law or with the prior written consent of the other parties. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other parties with reasonable opportunity to review and comment on such proposed disclosures. Notwithstanding the foregoing, the parties may use the other parties’ current logo or logos in connection with describing their portfolio or this investment on their webpages and in their promotional materials.
8.2Survival of Warranties. The warranties, representations and covenants of the Company, the Investor and the Parent contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor, the Parent or the Company.
8.3Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investor without the prior written consent of the Company; provided, however, that after the Closing, the Shares and the rights, duties and obligations of the Investor hereunder may be assigned to an Affiliate of the Investor without the prior written consent of the Company. Any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Notwithstanding the foregoing, the Investor, the Parent and their Representatives shall remain subject to Section 4.11 of this Agreement until the Standstill Expiration.
8.4Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.
8.5Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.
8.6Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail (if to the Investor, the Parent or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:
(a)if to the Investor, to the Investor’s address or electronic mail address as shown on the Investor’s signature page to this Agreement, with a copy (which shall not constitute notice)

to Bradley Chernin, Covington & Burling LLP, 415 Mission Street, Suite 5400, San Francisco, California 94105.
(b)if to the Parent, to the Parent’s address or electronic mail address as shown on the Parent’s signature page to this Agreement, with a copy (which shall not constitute notice) to Bradley Chernin, Covington & Burling LLP, 415 Mission Street, Suite 5400, San Francisco, California 94105.
(c)if to the Company, to the attention of the General Counsel of the Company at 450 Concar Drive, San Mateo, California 94402, or at such other current address or electronic mail address as the Company shall have furnished to the Investor and the Parent, with a copy (which shall not constitute notice) to Mark Tanoury, Jon Avina, Seth Gottlieb and Alex Kassai, Cooley LLP, 3175 Hanover Street, Palo Alto, California 94304.
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if delivered by hand, messenger or courier service, when delivered (or if sent via a nationally-recognized overnight courier service, freight prepaid, specifying next-business-day delivery, one business day after deposit with the courier), or (ii) if sent via mail, at the earlier of its receipt or five days after the same has been deposited in a regularly-maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iii)  if sent via electronic mail, when directed to the relevant electronic mail address, if sent during normal business hours of the recipient, or if not sent during normal business hours of the recipient, then on the recipient’s next business day. In the event of any conflict between the Company’s books and records and this Agreement or any notice delivered hereunder, the Company’s books and records will control absent fraud or error.
8.7Brokers or Finders. The Company shall indemnify and hold harmless the Investor and the Parent from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Investor and the Parent or any of their constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 3.7, and the Investor and the Parent agree to indemnify and hold harmless the Company and the Investor and the Parent from any liability for any commission or compensation in the nature of a brokerage or finder’s fee or agent’s commission (and the costs and expenses of defending against such liability or asserted liability) for which the Company, the Investor, the Parent or any of their constituent partners, members, officers, directors, employees or representatives is responsible to the extent such liability is attributable to any inaccuracy or breach of the representations and warranties contained in Section 4.7.
8.8Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Investor, and the Parent; provided, however, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party.
8.9Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.
8.10Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
8.11Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.
8.12Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by the Investor and the Parent, and the Investor and the Parent would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this agreement is breached. Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

SNOWFLAKE INC.

By:	/s/ Michael P. Scarpelli
Name:	Michael P. Scarpelli
Title:	Chief Financial Officer

Address:	450 Concar Drive
San Mateo, CA 94402
SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

SALESFORCE VENTURES LLC

By:	/s/ John Somorjai

Name:	John Somorjai

Title:	President

Address:	[Intentionally Omitted.]

Email:

PARENT:

SALESFORCE.COM, INC

By:	/s/ John Somorjai

Name:	John Somorjai

Title:	EVP, Corporate Development & Salesforce
Ventures

Address:	[Intentionally Omitted.]

Email:
SIGNATURE PAGE TO COMMON STOCK PURCHASE AGREEMENT

Exhibit A
Amendment to the Existing Rights Agreement

SNOWFLAKE INC.
AMENDMENT TO THE
Amended and Restated Investor Rights Agreement
This Amendment to the Amended and Restated Investor Rights Agreement (this “Amendment”), is made as of September [●], 2020, by and among Snowflake Inc., a Delaware corporation (the “Company”) and each of those persons and entities whose names are set forth on the signature pages hereto. Capitalized terms used but not herein defined shall have the meanings ascribed to them in that certain Amended and Restated Investor Rights Agreement, by and among the Company, the Investors and the Holders, dated as of February 7, 2020 (the “Existing Rights Agreement”).
RECITALS
WHEREAS, the Company has entered into that certain Common Stock Purchase Agreement, dated September [●], 2020, with Salesforce Ventures LLC, a Delaware limited liability company (“Salesforce”) and salesforce.com, inc., a Delaware corporation (the “Salesforce Purchase Agreement”), pursuant to which Salesforce will purchase shares of the Company’s Class A Common Stock (the “Salesforce Shares”), immediately subsequent to the closing of the Qualified IPO (as defined in the Salesforce Purchase Agreement).
WHEREAS, the Company has entered into that certain Common Stock Purchase Agreement, dated September [●], 2020, with Berkshire Hathaway Inc., a Delaware corporation (“Berkshire Hathaway”) (such agreement, the “Berkshire Hathaway Purchase Agreement”), pursuant to which Berkshire Hathaway will purchase shares of the Company’s Class A Common Stock (the “Berkshire Hathaway Shares”), immediately subsequent to the closing of the Qualified IPO (as defined in the Berkshire Hathaway Purchase Agreement).
WHEREAS, the Company and the undersigned parties desire to amend the terms of the Existing Rights Agreement for the limited purpose of providing Salesforce and Berkshire Hathaway with certain registration rights under Section 2.2 of the Existing Rights Agreement with respect to the Salesforce Shares, the Berkshire Hathaway Shares and the Secondary Sale Shares (as defined in the Berkshire Hathaway Purchase Agreement), respectively.
WHEREAS, pursuant to Section 5.5 of the Existing Rights Agreement, the Existing Rights Agreement may be amended only upon the written consent of the Company and holders of a majority of the then-outstanding Registrable Securities (collectively, the “Requisite Consent”).
WHEREAS, the undersigned parties constitute the Requisite Consent and consent to this Amendment.
AGREEMENT
NOW, THEREFORE, the undersigned parties hereby agree as follows:
1.Amendment to Section 1.2(h) of the Existing Rights Agreement. Section 1.2(h) of the Existing Rights Agreement is hereby amended and restated in its entirety to read as follows:
"(h)“Registrable Securities” means (a) Common Stock of the Company issuable or issued upon conversion of the Shares, (b) any

Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities, (c) the shares of Common Stock issuable pursuant to that certain Common Stock Purchase Agreement, dated as of September [●], 2020, by and among the Company, Salesforce Ventures LLC, and salesforce.com, inc. (Salesforce Ventures LLC and salesforce.com, inc. collectively, with their affiliates, donees, and partners, “Salesforce” and such shares of Common Stock, the “Salesforce Registrable Securities”), (d) the shares of Common Stock issuable pursuant to that certain Common Stock Purchase Agreement, dated as of September [●], 2020 (the “Berkshire Hathaway Purchase Agreement”), by and between the Company and Berkshire Hathaway Inc. (Berkshire Hathaway Inc. collectively, with its affiliates, donees, and partners, “Berkshire Hathaway”) and the Secondary Sale Shares (as defined in the Berkshire Hathaway Purchase Agreement) (the shares of Common Stock issuable pursuant to the Berkshire Hathaway Purchase Agreement and the Secondary Sale Shares, collectively, the “Berkshire Hathaway Registrable Securities”), and (e) the Tender Offer Registrable Securities; provided, however, that (i) such Salesforce Registrable Securities shall not be deemed Registrable Securities and Salesforce shall not be deemed to be a Holder with respect to such Salesforce Registrable Securities for the purposes of Sections 2.2 (and any other applicable sections of this Agreement with respect to registrations under Section 2.2), 2.4 (and any other applicable sections of this Agreement with respect to registrations under Section 2.4), 2.6, 3.1, 3.2, 3.6 and 4 of this Agreement, (ii) such Berkshire Hathaway Registrable Securities shall not be deemed Registrable Securities and Berkshire Hathaway shall not be deemed to be a Holder with respect to such Berkshire Hathaway Registrable Securities for the purposes of Sections 2.2 (and any other applicable sections of this Agreement with respect to registrations under Section 2.2), 2.4 (and any other applicable sections of this Agreement with respect to registrations under Section 2.4), 2.6, 3.1, 3.2, 3.6 and 5.15 of this Agreement, and (iii) such Tender Offer Registrable Securities shall not be deemed Registrable Securities and the Tender Offer Holders shall not be deemed to be Holders with respect to such Tender Offer Registrable Securities for the purposes of Sections 2.2 (and any other applicable sections of this Agreement with respect to registrations under Section 2.2), 2.4 (and any other applicable sections of this Agreement with respect to registrations under Section 2.4), 2.6, 3.1, 3.2, 3.6 and 4 of this Agreement. Notwithstanding the foregoing, Registrable Securities shall not include any securities (x) sold by a person to the public either pursuant to a registration statement or Rule 144 or (y) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.”
2.Full Force and Effect. Except as expressly modified by this Amendment, the terms of the Existing Rights Agreement shall remain in full force and effect.

3.Governing Law. This Amendment shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Amendment, including without limitation to interpret or enforce any provision of this Amendment, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Santa Clara, California.
4.Integration. This Amendment and the Existing Rights Agreement, and the documents referred to herein and therein and the exhibits and schedules thereto, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.
5.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
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